SPRINT SPECTRUM L.P.

                   1997 LONG-TERM INCENTIVE COMPENSATION PLAN


GENERAL

PLAN EFFECTIVE DATE AND OBJECTIVES

This plan is effective July 1, 1997, and will continue in effect unless terminated as provided by program guidelines. The objectives of the plan are:

    -    to promote an "owner" orientation among key leaders;

    - to provide for competitive levels of compensation based on superior Company performance;

    - to provide upside compensation potential similar to what would be available in comparable start-up situations within public and nonpublic ventures.


DEFINITIONS

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       TERMS                                       DEFINITION
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Appraised Value               The value of a Plan Unit based upon SPRINT PCS as
                              performed by two independent appraisers selected by the Company. Each valuation applies to a specific point in time and is used to determine the value of Plan Units of a specific date.

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Board                         The Partnership Board.

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Cause                         Conduct which is detrimental to the Company or its
                              affiliates.
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Change of Control             A situation wherein any person, corporation,
                              trust, partnership or other entity other than
                              (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, or
                              (ii) a current partner of the Company or any person or entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership of a current partner of the Company, is or becomes the owner directly or indirectly of 50 percent or more of the out-standing partnership interests in the Company.

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Committee                     The Compensation Committee.

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Company                       SPRINT PCS(Legal Entity - SPRINT SPECTRUM  HOLDING
                              COMPANY L.P).
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Constructive Discharge        Termination from employment as described  under a
                              constructive discharge section of an applicable employment agreement.
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Disability                    Totally  disabled as determined under the Company
                              long-term disability program.
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Participant                   Any employee or class  of  employees approved by
                              the Board to be included in the Plan.
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Participating Position        A position or class of positions approved by  the
                              Board   to participate  in  the Plan.
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Unit                          An  accounting tool used to measure the base and
                              appreciated value of the Company as well  as   to
                              determine the extent to which a given participant may or may not have benefited from changes in the value of the Company. Participants derive appreciation in unit value, not in the units themselves.
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Initial Unit Value            The value established for the unit(s)at the time
                              of grant.
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ADMINISTRATION

The Partnership Board (or Committee, when authorized by the Board) shall be responsible for the administration of the Plan. The Board's authority with respect to the Plan includes, but is not limited to, the following:
  -  to interpret the Plan;
  -  to determine membership in the Plan;
  -  to amend or terminate portions of all provisions of the Plan;
  -  to establish target opportunities, Plan units and all features of the Plan;
  -  to make all other decisions it feels necessary with respect to the Plan.


1997 UNIT APPRECIATION GRANTS

GENERAL

Unit Appreciation Grants provide the opportunity for long-term compensation based on the increased value of units granted to participants. Actual plan payouts are based on the appreciation in unit value, and participants derive no benefit from the units themselves.

Grants are based upon the long-term incentive target for each position and the targeted unit appreciation during the exercise period, according to Plan provisions.



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UNIT STRUCTURE

A phantom unit structure has been created based upon the fair market value of the partnership equity in SPRINT PCS. This value is the result of an appraisal completed at the end of each Plan year based upon a methodology which is as consistent as practical from valuation to valuation . The valuations are performed by two independent appraisers. The appraised value is divided by the total number of units generated (not just those awarded) to derive the current unit value. The current value is compared to the initial unit value to determine whether or not the unit has appreciated and to what extent participants may have benefited.

Additional equity contributions increase the number of units outstanding. The number of additional units will be derived by dividing the equity contributions, plus an accretion rate of 10 percent per annum simple interest, for the period of time from the contribution to the next appraisal valuation date by the most recent unit value.

ELIGIBILITY

Eligibility requirements for 1997 unit appreciation grants are as follows:

              All other individuals who occupy participating positions on or before April 1, 1998 and who have not received multiple grants covering the period.

              (Participation in the plan will not extend below Director level.)

TARGET OPPORTUNITY

Each participant will have an annualized long-term incentive target. This target is established as a part of compensation planning for the Company.

DETERMINATION OF UNIT GRANTS AND EXERCISE PERIOD

The number of unit grants to a given participant will be determined by dividing the annualized target (maybe pro rated) opportunity by the present value of the targeted appreciation for the term during which the units are exerciseable. Present value will be based upon a discount factor of __ percent. [To be determined.]

The effective date of normal unit grant for all Plan participants will be July 1, 1997. Units are exerciseable through June 30, 2007, according to the terms and conditions of the Plan.

Unit appreciation is targeted at a compounded rate of __ percent per year for the 10 year period. Targeted final value of the unit is ____ based upon an initial unit value of ____. [To be determined.]

Vested units may be exercised according to the Plan guidelines applying to the exercise period. The value of the units exercised will be based upon the value of the unit at the time of exercise less the initial unit value.

PRO RATA PARTICIPATION

Individuals who assume eligible positions after July 1, 1997 may participate in the Plan on a pro rata basis as determined by the date upon which they assume membership in the Plan. Pro rations will be computed on a per diem basis. In no case, however, may an individual join the Plan on or after April 1, 1998. No additional units, whether or not a pro rata basis, will be issued to participants who have been granted units for the period and then have assumed a new position having a higher long-term incentive opportunity. Likewise, units which have been granted will not be reduced based upon the assumption of a participating job having a lower incentive target.

VESTING SCHEDULE

The vesting schedule for full-term participants is as follows:

         First Anniversary of grant         (7/01/1998)              25% vested
         Second Anniversary of grant        (7/01/1999)              50% vested
         Third Anniversary of grant         (7/01/2000)              75% vested
         Fourth Anniversary of grant        (7/01/2001)             100% vested

Units granted to those participating on a pro rata basis will vest on the actual anniversary date of the grant and will expire on the expiration date applying to full term participants (June 30, 2007).

TERMINATION

Vesting provisions upon termination are as follows:

        Death or Disability:         Immediate  vesting of all unvested units.
                                      Immediate exercise of all vested units
                                      based upon the most recent valuation.

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        Change of Control:           Immediate  vesting of all unvested units.
                                      Immediate exercise of all vested units
                                      based upon a valuation  performed as of
                                      the time of change of control.

        Involuntary Separation      Vested units will be exercised as soon as
        Without Cause, Transfer      possible following termination.  The most
        to a Partner, Reassignment   recent valuation prior to the termination
        to a Non-participating       will apply. As a general guideline,
        Position, Constructive       participants who assume a non-participating
        Discharge(not involving      position or transfer to a partner may
        Change of Control):          exercise vested units upon transfer or
                                     reassignment or at the time the next
                                     valuation is available.  Management
                                     discretion will govern with respect to
                                     vested and unvested units in such cases.



        Voluntary Termination:      Vested units will be exercised at termin-
                                     ation, according to the most recent
                                     valuation.

        Discharge for Cause:        All units, vested and unvested, are
                                     terminated and cannot be exercised upon
                                     separation.

        Retirement:                 Vested units may be exercised in the five
                                     year period following retirement, but not later than the expiration date. For purposes of this Plan, the minimum retire-ment is age 55 and 10 years of credited service.

NORMAL EXERCISE

Vested units may be exercised within 45 days following the most current valuation. The normal exercise period is then closed until the 45-day period following the next available valuation.

All units, vested or nonvested, granted in 1997 (including pro rata grants) will expire in the 45 day period following the availability of the valuation for June 30, 2007.

PLAN PAYMENTS

Payments may be made in cash or, in the event the Company issues stock to the public during the term of this Plan, payment may be made in cash, Company stock or a combination of cash and Company stock.

The Company is entitled to withhold from Plan payments any amounts required to be withheld under applicable state and federal laws. The Company may also offset any amounts a Participant may owe to the Company from any amounts due under this Plan.

Participants and designated beneficiaries may not assign benefits under this Plan.

OTHER CONSIDERATIONS

This Plan is not a promise of continued employment to any participant.

Questions about the Plan may be directed to the participant's immediate supervisor or to the Human Resources Department.